UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 16, 2014

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On September 17, 2014, Viad Corp (the “Company”) issued a press release announcing the acquisition on September 16, 2014 of Blitz Communications Group Limited and its affiliates (collectively, “Blitz”) for £15,000,000 (approximately $24.9 million) in cash, subject to certain adjustments. Blitz, which has offices in the United Kingdom, is a leading audio-visual staging and creative services provider for the live events industry in the United Kingdom and continental Europe. The press release, which is attached hereto as Exhibit 99 and is incorporated by reference herein, contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99 – Press release dated September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

September 17, 2014	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer